UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 14, 2008, the Company announced the appointment of Paul F. Liljegren as its interim Chief Financial Officer, effective immediately. Mr. Liljegren will continue to perform his responsibilities as Vice President, Corporate Controller and Chief Accounting Officer. Mr. Liljegren replaces Stephen L. Bruffett, who resigned to join another company. The Company is not aware of any disagreement between it and Mr. Bruffett regarding its financial statements or any other material matter.

Mr. Liljegren, 53, has been Vice President, Controller and Chief Accounting Officer of the Company since September 2005. Prior to that, Mr. Liljegren was Vice President, Risk and Assurance of the Company. Before joining the Company in 2004, Mr. Liljegren was Corporate Treasurer of Butler Manufacturing Company from 1998-2004 and Vice President, Finance for a division of Butler Manufacturing Company from 1991-1998.

Mr. Liljegren will continue to participate in the Company’s Annual Incentive Bonus Program and Executive Share Program and will continue to be a party to an Indemnification Agreement. The Annual Incentive Bonus Program was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 23, 2007. Pursuant to the Executive Share Program, the Company makes annual grants of share units to certain officers that do not participate in the Company’s Long-Term Incentive Plan. The share units are granted pursuant to the Company’s 2004 Long-Term Incentive and Equity Award Plan, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 19, 2008. The form of Indemnification Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 15, 2007.

A copy of the news release making this announcement is included with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated August 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: August 14, 2008	By:	/s/ Daniel J. Churay
Daniel J. Churay Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release dated August 14, 2008